EXHIBIT 99(d)
BYLAWS
OF
PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC.
ADOPTED OCTOBER 17, 1986
AMENDED MAY 8, 1991
AMENDED FEBRUARY 19, 1998
AMENDED AUGUST 19, 1998
AMENDED OCTOBER 11, 2002
AMENDED OCTOBER 21, 2004
AMENDED MAY 17, 2006

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TABLE OF CONTENTS
(continued)
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ARTICLE I
OFFICE
     1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
     1.02 Registered Office. The registered office of the corporation required by law to be maintained in the State of Wisconsin, may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors, or if within the county, by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.
ARTICLE II
SHAREHOLDERS
     2.01 Annual Meetings. The annual meeting of the shareholders shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
     2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chair of the Board of Directors, or if there is none or in the Chair’s absence, the Vice Chair of the Board. A special meeting may also be called by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which such special meeting is to be held.
     2.03 Place of Meeting. The Board of Directors may designate any place, within the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20) days (unless a longer period is required by law, the Articles of Incorporation or By-Laws) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chair of the Board, the Vice Chair of the Board, the President, the Secretary, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the address that appears on the stock record books of the corporation, with postage thereon prepaid. Notice of a special meeting shall include a description of each purpose for which the special meeting is called.
     2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders of any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     2.06 Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07 Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     2.08 Conduct of Meetings. The Chair of the Board, or if there is none or in the Chair’s absence, the Vice Chair of the Board, or if there is none or in the Vice Chair’s absence, the President, and in his absence, the Chief Executive Officer, or if there is none, a Vice President, and in their absence, any person chosen by the shareholders, present shall call the meeting of the shareholders to order and shall act as chair of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.
     2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed as provided under applicable law. The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:
     (a) Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature; or
     (b) Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.
     An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, by written notice filed with the Secretary of the corporation or the acting secretary of the meeting. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules that are not inconsistent with applicable law as to the validity and sufficiency of proxy appointments.
     2.10 Voting of Shares. Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Insurance Corporation Law. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
     2.11 Voting of Shares by Certain Holders.
     (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signers authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.
     (b) Legal Representatives and Fiduciaries. Shares held by a personal representative, an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of such person’s incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by the fiduciary, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice, given in writing to the Secretary, that such manner of voting is prohibited or otherwise directed by the document creating the fiduciary relationship.
     (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares in person or by proxy until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     (d) Treasury Stock and Subsidiaries. Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote. If this corporation holds the majority of the shares of another corporation which are entitled to vote for the election of directors of such other corporation, any shares of this corporation held by such other corporation shall be treated in the same manner as treasury shares, in accordance with the preceding sentence.
     (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.
     (f) Incompetents and Spendtbrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing proceedings for appointment of a guardian.
     (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or that person’s legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.
     2.12 Shareholder Proposals at Annual or Special Meetings. At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 120 days prior to an annual meeting, or in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.12; provided, however, that nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual or special meeting in accordance with said procedures. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly before the meeting shall not be transacted.
     2.13 Shareholder Nominations of Persons for Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual or special meeting of the shareholders. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 120 days prior to an annual meeting or, in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of the corporation beneficially owned by the person, (iv) whether the person is a policyholder of the corporation, (v) whether the person is a director, officer, employee or agent of another insurer, and (vi) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the company is then subject to the Exchange Act, and the Wisconsin Insurance Code; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the number of shares of the corporation beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation pursuant to Section 611.57 of the Wisconsin Statutes or otherwise. No person shall be eligible for election as a director of the corporation at an annual or special meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.
ARTICLE III
BOARD OF DIRECTORS
     3.01 General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors shall be established by the Board of Directors from time to time, but shall not exceed thirteen (13). No decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible. A director who was a WMS Nominee, as described in Section 3.02(b) of the bylaws, may not serve more than three terms as a director.
     3.02 Tenure and Qualifications.
     (a) Initial Class I directors shall hold office until the first annual meeting of shareholders and until a successor shall have been elected, or until the director’s prior death, resignation or removal. Initial Class II directors shall hold office until the second annual meeting of shareholders and until a successor shall have been elected, or until the director’s prior death, resignation or removal. Initial Class III directors shall hold office until the third annual meeting of shareholders and until a successor shall have been elected, or until the director’s prior death, resignation or removal.
     (b) At each annual meeting of shareholders, the Board of Directors shall nominate, and the shareholders shall elect, successors to the class of directors whose terms of office expire in that year, and those successors shall hold office until the third following annual meeting of shareholders and until a successor shall have been elected, or until the director’s prior death, resignation or removal. The nominations made by the Board of Directors shall include such number of persons who have been recommended for election as directors by the Wisconsin Medical Society (“WMS Nominees”) as would result, if such persons are elected by the shareholders, in two members of the Board of Directors having been so recommended.
     (c) Any director may be removed from office, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for such purpose and in accordance with Section 2.13 and other provisions of these bylaws; provided, however, that no such action shall be initiated or taken without the person or persons seeking such removal (1) making all necessary governmental filings and applications and furnishing copies thereof to the corporation when such filings or applications are made, (2) obtaining the prior written approval of the Wisconsin Commissioner of Insurance to the extent required by law and any other necessary governmental approvals, and (3) complying with any applicable federal, Wisconsin or other laws or regulations with respect to such matter; provided, further, that no director may be removed without cause whose class is not scheduled for election at the next annual meeting of shareholders. A director may resign at any time by filing a written resignation with the Secretary of the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.
     3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.
     3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, or if there is none or in the Chair’s absence, the Vice Chair of the Board, the Chief Executive Officer, or any two directors. The persons calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.
     3.05 Notice of Meetings. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at such director’s business or home address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight (48) hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.
     3.06 Quorum. Except as otherwise provided by law or by the Articles of Incorporation or these bylaws, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.
     3.07 Manner of Acting.
     (a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these bylaws.
     (b) The affirmative vote of two-thirds of the number of directors established by the Board of Directors as provided in Section 3.01 shall be required as an act of the Board to: amend the articles of incorporation; amend this provision or Sections 3.01, 3.02(b) and 3.09 of the bylaws; engage in a corporate restructuring; acquire more than ten percent (10%) of the equity securities or a substantial portion of the business assets of any other entity (as a going concern); make or have outstanding any loan or advance to, or guaranty of the obligations of, any other entity, except in the ordinary course of business; liquidate, dissolve, merge or consolidate, reorganize, recapitalize or similarly alter its legal status or commence any proceedings therefor; change the designation, rights, preferences or limitations or a class of stock; issue, grant or sell any stock, or rights to acquire, or securities convertible into, stock; sell insurance in any state other than Illinois, Iowa, Minnesota, Nebraska, Nevada, South Dakota and Wisconsin; provided that this Section 3.07(b) shall in no event apply to transactions involving the purchase or issuance of less than ten percent (10%) of any class of the Corporation’s equity securities or the issuance of stock or options pursuant to the Corporation’s Long-Term Stock Award Plan or other employee stock incentive plans.
     3.08 Conduct of Meetings. The Chair of the Board or, in order, the Vice Chair of the Board, the President, the Chief Executive Officer, or a Vice President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chair of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.
     3.09 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled, until the next succeeding annual meeting of shareholders by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; the successor elected at such annual meeting to fill the vacancy shall hold office for the unexpired term, if any, of the class of director for the vacant position and otherwise shall hold office until the third following annual meeting of shareholders and until a successor shall have been elected, or until the director’s death, resignation or removal. In case of a vacancy created by the removal of a director(s) by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. A vacancy created by the death, resignation or removal of a director who was a WMS Nominee shall be filled by another WMS Nominee.
     3.10 Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time and payment thereof, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation except that any benefits or payments to any director on account of services rendered to the corporation more than ninety (90) days before the agreement or decision to give the benefit or make the payment, and any new pension plan, profit-sharing plan, stock option plan or any amendment to an existing plan which so far as it pertains to any director substantially increases the financial burden on the corporation shall be approved by a vote of the shareholders.
     3.11 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee thereof of which is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.12 Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors as provided in Section 3.01 may designate one or more committees, each committee to consist of three (3) or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to: (a) compensation or indemnification of any person who is a director, principal officer or one of the three (3) most highly-paid employees, and any benefits or payments requiring shareholder or policyholder approval; (b) approval of any contract required to be approved by the Board of Directors pursuant to law, or of any other transaction in which a director has a material interest adverse to the corporation; (c) amendment of the Articles of Incorporation or bylaws; (d) merger or consolidation, stock exchanges, conversion into a mutual insurance corporation, voluntary dissolution or transfer of the business or assets of the corporation; (e) any other decision requiring shareholder or policyholder approval; (f) amendment or repeal of any action previously taken by the entire Board of Directors which by its terms is not subject to amendment or repeal by a committee; (g) dividends or other distributions to shareholders or policyholders, other than in the routine implementation of policy determinations of the entire Board of Directors; (h) election of principal officers; and (i) filing of vacancies in the Board of Directors or any committee created pursuant to this Section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chair of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.
ARTICLE IV
OFFICERS
     4.01 Number. The principal officers shall be a President, a Chief Executive Officer (CEO), a Secretary and a Treasurer each of whom shall be elected by the Board of Directors. The Board of Directors may appoint one or more Vice Presidents (the number and designation to be determined by the Board of Directors) and such other officers and assistant officers as may be deemed necessary, and may assign such duties to them as the Board of Directors determines to be appropriate. Any two or more offices may be held by the same person, except that the principal offices shall be held by at least three separate individuals.
     4.02 Election and Term of Office. The principal officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until a successor shall have been duly elected or until such officer’s prior death, resignation or removal.

     4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
     4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.
     4.05 Chair of the Board. The Board of Directors may elect one of its members the Chair of the Board, who shall preside at all meetings of the shareholders and directors, if present. The Chair of the Board shall (a) provide leadership to the Board of Directors in reviewing and deciding upon matters which exert major influence on the manner in which the corporation’s business is conducted; (b) act in a general advisory capacity to the CEO and other officers in all matters concerning the interests and management of the corporation; and (c) have such other powers and duties as may from time to time be prescribed by the bylaws or by resolution of the Board of Directors.
     4.06 Vice Chair of the Board. The Board of Directors may elect one of its members the Vice Chair of the Board, who shall perform the duties of the Chair of the Board if there is no Chair of the Board or in the absence of the Chair of the Board.
     4.07 President. Subject to the control of the Board of Directors, the President shall (a) provide leadership to the Board of Directors in carrying out its collective responsibility for the management of the property, business and affairs of the corporation; (b) act in a general advisory capacity to the CEO in all matters concerning the interests and management of the corporation; and (c) perform such other duties as may be prescribed by the Board of Directors or the CEO from time to time. In the absence of the Chair of the Board and the Vice Chair of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors.
     4.08 The Chief Executive Officer. The Chief Executive Officer (CEO) shall discharge all supervisory, managerial and executive duties and functions of the corporation, along with such other duties as from time to time may be assigned by the Board of Directors. The CEO shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the CEO deems necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the CEO. The CEO shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors. In the absence of the President, the CEO shall perform the duties of the President.

     4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign all documents requiring the signature of the corporate secretary; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Board of Directors or the CEO.
     4.10 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors or the CEO.
     4.11 Assistant and Acting Officers. The Board of Directors and the CEO shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in such person’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or CEO shall have the power to perform all the duties of the office so assigned, except as such power may be otherwise defined or restricted by the Board of Directors or the CEO.
     4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation. Any benefits or payments to any officer on account of services rendered to the corporation more than ninety (90) days before the agreement or decision to give the benefit or make the payment, and any new pension plan, profit sharing plan, stock option plan or any amendment to any existing plan which so far as it pertains to any officer substantially increases the financial burden on the corporation shall be approved by a vote of the shareholders.
ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS;
SPECIAL CORPORATE ACTS
     5.01 Contracts. Except as provided by law, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because their votes are counted for such purpose, if (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; the (3) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.
     5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
     5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer(s), employee(s) or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
     5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.
     5.05 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the CEO, and (b) whenever, in the judgment of the CEO, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the CEO, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     6.01 Certificate for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President, CEO or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.05.
     6.02 Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President, CEO or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation.
     6.03 Signature by Former Officers. In case any officer; who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificates is issued, it may be issued by the corporation with the same effect as if the person were such officer at the date of its issue.
     6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have an exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner, or any other person suffering loss as a result of such registration of transfer if(a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.
     6.05 Transfer Restrictions. Unless otherwise authorized by the corporation, no holder of shares of stock of the corporation shall sell, assign, transfer, pledge, hypothecate or in any other manner dispose of any of such shares in violation of any restriction on transfer of such shares which has been imposed for the purpose of preserving exemptions under federal or state securities laws or other reasonable purpose and where such transfer restriction is noted conspicuously on the front or back of the stock certificate, such transfer restriction is otherwise known to such shareholder or has been agreed to in writing by such shareholder. Unless otherwise required by law, the corporation shall not register a transfer of shares which is subject to an applicable restriction on transfer which is valid under Wisconsin law or register a transfer of shares if the transfer would be illegal under Section 611.72 of the Wisconsin Insurance Code or any other applicable provision of Wisconsin laws or regulations. In determining whether or not to register a transfer of any stock containing a restrictive legend or subject to a restriction on transfer, the corporation may rely upon the opinion of legal counsel acceptable to the corporation.
     6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that a certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
     6.07 Stock Regulations. The Board of Directors shall have the power and authority to all make such rules and regulations not inconsistent with statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.
ARTICLE VII
WAIVER OF NOTICE
     Whenever any notice whatever is required to be given by law or under the provisions of the Articles of Incorporation or bylaws a waiver thereof in writing signed at any time, whether before or after the time of the meeting, by the person or persons entitled to such notice shall be deemed equivalent to the giving of such notice. Such waiver by a shareholder in respect of any matter of which notice is required by law shall contain the same information as would have been required to be included in such notice under any applicable provisions of said law, except that the time and place of meeting need not be stated.
ARTICLE VIII
UNANIMOUS CONSENT WITHOUT A MEETING
     Any action required by the Articles of Incorporation or bylaws or any provision of the law to be taken at a meeting or any other action which may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors or members of a committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.
ARTICLE IX
INDEMNIFICATION
     The corporation shall indemnify all directors and officers to the fullest extent now or hereafter permitted by the Wisconsin Statutes. This Bylaw shall not limit the rights of such persons or other persons to indemnification as provided or permitted as a matter of law, under the Wisconsin Statutes or otherwise. In no case shall indemnification be made until at least thirty (30) days after notice, containing full details, of the proposed indemnification has been sent to the Wisconsin Commissioner of Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, join venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify that person against such liability under any law.
ARTICLE X
SEAL
     The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal.”
ARTICLE XI
AMENDMENTS
     11.01 By Shareholders. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.
     11.02 By Directors. Except as otherwise expressly provided herein, these bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.
ARTICLE XII
FISCAL YEAR
     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

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